Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Galena Biopharma, Inc.

310 N. State Street, Suite 208

Lake Oswego, Oregon 97034

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated March 28, 2012, relating to the consolidated financial statements of Galena Biopharma, Inc. (the “Company”) appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

/s/ BDO USA, LLP

Boston, Massachusetts

August 14, 2012